PBF Energy to Present at Industry Conferences

PARSIPPANY, NJ– January 16, 2013 – PBF Energy Inc. (NYSE: PBF) announced today that it will be presenting at certain industry conferences in the coming weeks.  PBF Energy’s executive management will be presenting at the AON Energy Symposium on January 16, 2013, the Argus Americas Crude Summit on January 24, 2013 and the Credit Suisse Energy Summit on February 7, 2013.

The Company's meeting materials will be available, on the date of the event, on the Investor Relations section of the PBF Energy website at www.pbfenergy.com.

About PBF Energy Inc.
PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey and Toledo, Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally sensitive manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.
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Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994